Q2 Webcast and Call August 4, 2021

2 Legal Disclaimer This presentation contains forward-looking statements. Forward-looking statements describe future expectations, plans, results or strategies and are generally preceded by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions (including the negative thereof). Forward-looking statements in this presentation include, but are not limited to, statements regarding: (i) growth drivers and expected levels of our organic growth; (ii) improvements to our manufacturing cost efficiency; (iii) the impact of our investment in R&D and commercial initiatives; (iv) our ability to stay in front of competitors’ improvements in technologies; (v) anticipated milestones; and (vi) other statements that are not historical facts. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Forward-looking statements are based only on current information, assumptions and expectations, and involve a number of risks and uncertainties relating to (i) challenges inherent in developing, manufacturing and commercializing products; (ii) the timing and mix of customer orders among our products; (iii) our ability to further deploy new products and applications and expand the markets for our technology platforms; (iv) third parties’ abilities to manufacture our instruments and consumables; (v) the success of products competitive with our own; (vi) our expectations and beliefs regarding future growth of the business and the markets in which we operate; (vii) the accuracy of our estimates, (viii) our ability to fund our operations and (ix) the application of generally accepted accounting principles which are highly complex and involve many subjective assumptions. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this presentation. More information about these and other statements, risks and uncertainties is contained in our filings with the U.S. Securities and Exchange Commission. All forward- looking statements contained in this presentation speak only as of the date on which they were made. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, occurrence of future events or otherwise except as required by applicable law.

3 To continuously innovate to bring new capabilities that accelerate throughput Bionano Genomics: 3 Key Areas of Focus In clinical research and discovery research markets where OGM complements any type of sequencing Through Bionano pivotal clinical studies and third- party support and advocacy Building momentum to drive adoption of OGM GROW the installed base EXPAND the utility of OGM VALIDATE OGM with critical mass of clinical data

4 Q2 2021: Great Results and Execution Q2 New Applications in Prenatal Testing, Cancer Research & Development Presented 13 16 New Publications in Q2, the Most OGM Publications Ever in a Single Quarter Talks and Posters Saphyr Systems Shipped 121 total installed Advancing Go to Market – Bionano Data Centric Services, Reagent Rentals & Capital Purchase Total Revenue: $3.9M Global Adoption of Saphyr Strong adoption throughout target geographies, including the US, and new markets for prenatal analysis, cancer research and drug development Increased Number of Presentations for Leukemia Research Jason Priar Chief Commercial Officer Richard Shippy Chief Business Officer ADDED EXPERIENCED TALENT TO MANAGEMENT TEAM NEW GLOBAL REGIONS & ADOPTIONS 49

Record Number of Presentations Featuring OGM Data at the 2021 European Cytogenomics Association Conference from July 3 - 5

Institution	Bionano's OGM Benefits Presented
UZ LEUVEN	▪ Improvement to patient treatment and prognostic accuracy for ALL ▪ 100% concordance relative to standard of care w/ no false positives ▪ 21-day reduction in turnaround time vs. traditional techniques ▪ 50% reduction in cost for OGM relative to standard techniques
SaludMadrid Hospital Infantil Universitario Niño Jesús	▪ 100% concordance vs. traditional assay techniques for pediatric leukemias ▪ 60% of these cases revealed new clinically relevant information with OGM ▪ Detected variants important for prognosis stratification and treatment
Hospital del Mar / Parc de Salut MAR Barcelona / HOSPITAL DEL MAR	▪ OGM successfully predicted the most severe prognosis for CLL ▪ OGM provided additional insights in 45% of cases ▪ Improved prognostic performance relative to standard techniques
CHU de Liège	▪ Identified correct structure of complex rearrangement in AML ▪ OGM was the only technique capable of this full characterization
Hôpital Necker Enfants malades AP-HP	▪ A new recognizable genetic disorder characterized by OGM ▪ OGM provided insights into the underlying mechanism of formation
Zentrum für Humangenetik und Laboratoriumsdiagnostik (MVZ) Dr. Klein, Dr. Rost und Kollegen	▪ OGM identified a rare, three-way balanced translocation ▪ Important clinically-relevant chromosomal aberration leading to infertility bionano GENOMICS
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Record Number of Presentations Featuring OGM Data at the 2021 Cancer Genomics Consortium Annual Meeting from August 1 - 4

OGM Application Area	Presenter	Affiliation	Presentation Title
Solid Tumor Analysis	Dr. Miriam Bornhorst	Children's National Hospital	Optical genome mapping reveals novel structural variants in pediatric high-grade gliomas.
	Dr. Nikhil Sahajpal	Augusta University	Clinical utility and feasibility of adopting optical genome mapping for chromosomal characterization of solid tumors.
Hematological Malignancies	Dr. Rashmi Kanagal-Shamanna	MD Anderson Cancer Center	Optical genome mapping for chromosomal structural variants analysis in hematological malignancies.
	Dr. Gordana Raca	Children's Hospital Los Angeles	Complementarity of RNA sequencing and optical genome mapping in detection of rare fusions in pediatric B-ALL.
	Dr. Victoria Stinnett	The Johns Hopkins University	Adoption of optical genome mapping in clinical cancer cytogenetic laboratory: A stepwise approach.
	Dr. Guilin Tang	UT MD Anderson Cancer Center	Optical Genome Mapping Reveals Genomic Complexity and Detects Novel Genetic Abnormalities in T-Lymphoblastic Leukemia.
	Dr. Jia-Chi Wang	City of Hope National Medical Center	Integrative cytogenomics studies using optical genome mapping in two cases with chronic lymphocytic leukemia.
Prenatal Genetics	Dr. Nikhil Sahajpal	Augusta University	Next-generation cytogenetics: Proposal for a cost-effective approach for comprehensive testing of prenatal cases.
Products of Conception	Dr. Nikhil Sahajpal	Augusta University	Optical genome mapping and SNP microarray: integrated workflow for optimizing analysis of products of conception.
Postnatal/Constitutional Genetics	Dr. Thuy Phung	University of South Alabama	Genomic structural variations in lymphatic anomalies.

bionano GENOMICS

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Bionano Data Continues to Contribute to Advances in Research

Institution	Disease	Finding
The University of Texas MD Anderson Cancer Center	**Myelodysplastic Syndrome**	Reduced the time to results for tumor analysis from weeks to days
Mayo Clinic	**ALS**	Resolved mosaic repeat expansions
Mayo Clinic	**Alzheimer's Disease**	Identified deletions in CR1
Centre de Recherche des Cordeliers (CRC)	**Hepatocellular Carcinoma**	Identified Hep B Virus insertion that caused tumor and replication stress
UCLA	**Disorder of Sex Development**	Identified 6 kbp insertion in WDR11
Children's Hospital Los Angeles	**Pediatric Leukemia**	Detected druggable gene fusions that next-generation sequencing and cytogenetics missed
PennState College of Medicine	**Leukemia**	In 12 patients, found dozens of novel genes with recurring structural variants
Duke	**Epilepsy and Developmental Delay**	Detected 90 kbp mosaic deletion in CDKL5
Massachusetts General Hospital	**Congenital Diaphragmatic Hernia**	Revealed complex genome structures and new candidate genes
Emory University	**3q29 Microdeletion Syndrome**	Characterized large, complex repeats and rearrangements in parents of 3q29 patients bionano GENOMICS

In results expected to be published, based on comparative studies against one or more of NGS, CMAs, FISH & Karyotyping

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8 Advanced and Optimized the Performance of the Saphyr System for Adoption in Labs to Support Development of Clinical Assays and LDTs  Launched an LDT for whole genome analysis with OGM for constitutional genetic disease  Developing LDTs for prenatal and solid tumor analysis  Received PLA code KEY ACCREDITATIONS IN BELGUIM, GERMANY AND SPAIN  Launched an LDT for whole genome analysis with OGM for constitutional genetic disease  Received PLA code

9 Clinical Affairs Summary Dr. Alka Chaubey CMO achaubey@bionanogenomics.com

10 Four Large Clinical Studies Getting Underway to Support Penetration of our Target Markets & Support Potential Third-Party Reimbursement Constitutional - Prenatal - Constitutional - Pediatric - Oncology - Heme Malignancies - Oncology - Solid Tumor - Amnio & CVS Illustrate HOW Saphyr can help with NIPT + and no-calls • IRB approval • Site recruitment • Site training Goal to replace CMA and detect balanced SVs Peripheral blood, expand into others • IRB approval • 300 subjects • Data generation Goal to replace CMA and detect balanced SVs, triplet repeats (FRX), contractions (FSHD) and more Peripheral blood, BMA (leukemia/lymphoma) • Site contracts • Site recruitment • Expected study initiation: Q1, 2022 Goal to replace KT, FISH & CMA Fresh/frozen tumor tissue, expand into others indicated for breast, colon, GBM melanoma, lung, etc. • Expected study initiation: Q4, 2022 Goal to replace KT, FISH & CMA

11 Financial Overview Chris Stewart CFO cstewart@bionanogenomics.com

12 Q2 2021 – Financial Results and Key Highlights • Total revenue was $3.9M, up 226% from Q2 2020 • Year-on-year revenue was up in all geographies and across both product and service revenue • BNGO is a member of the Russell 2000® Index Strong cash position with $333M to end Q2 2021 2Q21 $M, except EPS Actual Revenue $3.9 Cost of Revenue 2.4 Gross Profit 1.4 Gross Margin % 37% Operating Expense 17.9 Operating Income (Loss) (16.5) Other Expense (Income) 2.3 Net Income (Loss) ($18.8) Weighted avg shares (M) 279 EPS ($0.07) Cash $333

13 Summary R. Erik Holmlin CEO eholmlin@bionanogenomics.com

14 • Commercial release of prenatal assays for Saphyr and expansion of Saphyr’s menu of pediatric assays Key Anticipated Milestones Expected to Drive Value for BNGO 3Q  Accreditation of Saphyr based LDTs for ALL & FSHD in certain EU markets 2Q 4Q • Interim publication of results from pediatric clinical study • Validation of 3 LDTs total by sites in our prenatal and pediatric clinical studies • Prototype of next-gen high throughput Saphyr • Targeted installed base of 150 systems, potentially a 50% increase over year end 2020 2021

Questions & Answers Contact: R. Erik Holmlin CEO eholmlin@bionanogenomics.com Chris Stewart CFO cstewart@bionanogenomics.com